Exhibit 99.2

Media Relations Contact: Douglas McFarlan 312-583-6024 / 312-583-6039

FOR IMMEDIATE RELEASE

EDISON MISSION ENERGY REACHES AGREEMENT TO FACILITATE

CONSENSUAL EQUITY TURNOVER AND SUBSTANTIAL DEBT REDUCTION

Company Commences Chapter 11 Reorganization
to Implement Financial Restructuring

Operations to Continue Uninterrupted

EME to Operate as Independent Entity Upon Completion of Restructuring

 Restructuring to Position EME for Profitability and Long-Term Success

SANTA ANA, California — December 17, 2012 — Edison Mission Energy (“EME” or “the Company”) today announced that it has reached an agreement with the holders of a majority of EME’s $3.7 billion of outstanding public indebtedness (“the Noteholders”) and its parent company, Edison International (NYSE: EIX), that, pursuant to a plan of reorganization and pending court approval, would transition Edison International’s equity interest to EME’s creditors, retire existing public debt and enhance EME’s access to liquidity. As EME implements its financial restructuring, which will ultimately result in a substantial deleveraging of the Company’s balance sheet, its operations are expected to continue in the normal course without interruption.

Under the agreement, Edison International will, among other things, consensually transfer its 100% equity interest in EME to unsecured creditors, including the Noteholders, and continue certain tax sharing agreements through December 31, 2014. The continuation of the tax sharing agreements results in the potential recognition of a substantial amount in tax sharing payments to EME. As part of the restructuring process, Edison International and EME will begin immediately to negotiate agreements to ensure EME’s smooth and effective transition to operating as an independent entity following its separation from Edison International, which is anticipated to occur by December 2014.

To implement the restructuring, EME and several of its subsidiaries today filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Illinois under Chapter 11 of the United States Bankruptcy Code. The Company’s agreement with the Noteholders and Edison International is subject to Bankruptcy Court approval.

“We are pleased to have reached this agreement, which we believe reflects the long-term value potential of our organization,” said Pedro Pizarro, president of EME. “This is an important first step in the process to reduce our debt, enhance our liquidity profile and position EME for continued operation and future success while preserving our ability to generate power safely and reliably at our electric facilities across the country. Throughout this process, business operations will continue in the normal course, and we will continue to support our customers, suppliers and employees.”

Like other independent power generators, EME has been challenged by depressed energy and capacity prices and high fuel costs affecting its coal-fired facilities, combined with pending debt maturities and the need to retrofit its coal-fired facilities to comply with environmental regulations. EME has taken numerous actions to address these external challenges, including retiring uneconomic power plants, implementing labor reductions, significantly reducing expenses without compromising safety and compliance, diversifying its portfolio of power generation assets, and developing a cost-effective environmental compliance program. The Company believes that these efforts, together with its financial restructuring, will position EME for profitability and long-term success.

Pizarro continued, “EME is operationally healthy, and with the support of the Noteholders, we plan to emerge from our restructuring as a recapitalized company separate from Edison International. We believe this financial restructuring—coupled with the existing strength of our employees and assets—will position us to take advantage of new opportunities while preserving our focus on safe, reliable operations. We appreciate the ongoing dedication of all our employees, whose commitment, focus and expertise is essential to our success, and look forward to continuing to work with our suppliers and project partners.”

The Company filed a number of customary first-day motions requesting authority to continue operations in the ordinary course. The motions include requests to make wage and salary payments and provide other normal-course benefits to employees, as well as to pay all suppliers for goods and services delivered post-petition. The Company expects to receive Court approval for these requests, and it has ample liquidity to fund its business as it enters the restructuring process.

The EME subsidiaries that filed for Chapter 11 protection include Midwest Generation, which manages the Company’s fleet of coal-fired plants in Illinois.  Certain other subsidiaries—including Edison Mission Marketing & Trading, Edison Mission Operation & Maintenance, and the Company’s wind energy projects—were not included in the filings.

Kirkland & Ellis LLP is serving as legal counsel to EME, Perella Weinberg Partners, LP is acting as financial advisor and McKinsey Recovery & Transformation Services U.S., LLC is acting as restructuring advisor.

About Edison Mission Energy (EME)

EME’s companies own, operate and lease a portfolio of more than 40 electric generating sites that are powered by wind, natural gas, biomass and coal, as well as an energy marketing and trading operation based in Boston.

Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect EME’s current expectations and projections about future events based on EME’s knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. The words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated.

Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact EME or its subsidiaries, include but are not limited to, those described under the heading “Item 1A. Risk Factors” in EME’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q. In addition to the risks and uncertainties set forth in EME’s SEC filings, the forward-looking statements contained in this press release could be affected by, among other things: (i) the ability of the Debtor Entities to continue as going concerns; (ii) the Debtor Entities’ ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 case; (iii) the ability of the Debtor Entities to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the chapter 11 cases on the Debtor Entities and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Debtor Entities may operate under the chapter 11 cases; (vii) risks associated with third-party motions in the chapter 11 cases, which may interfere with the Debtor Entities’ ability to develop and consummate one or more plans of reorganization; (viii) the potential adverse effects of the chapter 11 proceedings on the Debtor Entities’ liquidity or results of operations; (ix) the ability to execute the Debtor Entities’ business and restructuring plan; (x) increased legal costs and other expenses related to the Bankruptcy Filing and other litigation; and (xi) the Debtor Entities’ ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.